UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 25, 2019

SecureWorks Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-37748	27-0463349
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Concourse Parkway NE Suite 500 Atlanta, Georgia		30328
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (404) 327-6339

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On March 27, 2019, SecureWorks Corp. (the “Company”) announced that R. Wayne Jackson, the Company’s Chief Financial Officer, will be leaving the Company at the end of the Company’s fiscal year ending January 31, 2020 (“fiscal 2020”). Upon the appointment of a successor principal financial officer, Mr. Jackson’s service as Chief Financial Officer will end, but he will remain with the Company in an advisory role until the end of fiscal 2020 to assist with the transition.

(e) In connection with his departure from the Company at the end of fiscal 2020, and subject to specified conditions, Mr. Jackson will receive severance pay (payable in installments following his departure), additional severance benefits (including in respect of restricted stock awards that otherwise would have vested within 90 days of his departure) and other benefits substantially equivalent to those that would be payable under the Company’s Amended and Restated Severance Pay Plan for Executive Employees (the “Severance Plan”) if Mr. Jackson’s departure were a qualifying termination under that plan. The Severance Plan is described in the Company’s proxy statement for its 2018 annual meeting of stockholders, filed with the Securities and Exchange Commission on May 11, 2018. Mr. Jackson will also be entitled to a total of 18 months of subsidized COBRA benefits coverage from the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 27, 2019	SecureWorks Corp.

	By:	/s/ Michael R. Cote
Michael R. Cote President and Chief Executive Officer
(Duly Authorized Officer)

2